UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
Ex-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

     On November 20, 2003, Gaylord Entertainment Company, a Delaware corporation (“Gaylord”) completed its acquisition of ResortQuest International, Inc., a Delaware corporation (“ResortQuest”), through the merger (the “Merger”) of GET Merger Sub, Inc., a wholly owned subsidiary of Gaylord, with and into ResortQuest pursuant to the terms of the Agreement and Plan of Merger, dated as of August 4, 2003 by and among Gaylord, GET Merger Sub, Inc. and ResortQuest (the “Merger Agreement”).

     Under the terms of the Merger Agreement, former ResortQuest stockholders have the right to receive 0.275 shares of Gaylord common stock for each share of ResortQuest common stock that they held, plus cash in lieu of fractional shares. As of November 20, 2003, former ResortQuest stockholders have the right to receive approximately 5,318,363 shares of Gaylord common stock. In addition, holders of former ResortQuest stock options are collectively entitled to receive up to approximately 577,192 additional shares of Gaylord common stock upon the exercise of such stock options from time to time in accordance with the terms and conditions thereof. Concurrently with the Merger, Gaylord repaid ResortQuest’s outstanding bank debt and secured notes.

     Further information about the Merger, including the full text of the Merger Agreement, is available in the joint registration statement on Form S-4 filed with the Securities and Exchange Commission on September 18, 2003, as amended on October 8, 2003.

     A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated November 20, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: November 20, 2003	By:	/s/ Carter R. Todd

	Name:	Carter R. Todd
	Title:	Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 20, 2003.

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